Exhibit 10.2

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of March 23, 2017, is by and among tronc, Inc. (f/k/a Tribune Publishing Company), a Delaware corporation (the “Company”), Merrick Media, LLC, a Delaware limited liability company and Michael W. Ferro, Jr.

RECITALS

WHEREAS, the parties hereto entered into that certain Securities Purchase Agreement, dated as of February 3, 2016 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend certain terms in the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of the agreements contained herein, the parties hereto hereby agree as follows:

Section 1.              Amendments.

(a)         Section 10.1.  The words “twenty-five percent (25%)” in Section 10.1 of the Agreement shall be amended by deleting them in their entirety and replacing them with the words “thirty percent (30%)”.

(b)         Section 14.8(c).  Any notice to the Company shall be copied in accordance with the terms and conditions of Section 14.8(c) of the Agreement to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn: R. Scott Falk, P.C.
Sandy Perl, P.C.
Facsimile: (312) 862-2200

Section 2.              Representations and Warranties.  Each party hereto represents and warrants as of the date hereof that:

(a)         such party, if an entity, (i) is an entity duly organized and validly existing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate or other legal entity power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and (iii) has the requisite corporate power and authority to execute, deliver and perform this Amendment, or if a natural person, has the legal capacity to execute, deliver and perform this Amendment;

(b)         if applicable, the execution, delivery and performance by such party of this Amendment have been duly authorized by the board of directors (or similar governing body) of such party, and no other corporate or similar action on the part of such party is necessary to authorize the execution, delivery and performance by such party of this Amendment or the consummation by such party of the transactions contemplated hereby; and

(c)         this Amendment (i) has been duly executed and delivered by such party and (ii) constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a legal action in equity or at law).

Section 3.              Entire Agreement.  The Agreement, as amended by this Amendment, supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in the Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, and any reference to the Agreement shall be a reference to the Agreement as amended hereby.

Section 4.              Miscellaneous.  The terms and conditions of Section 14 of the Agreement, as amended by this Amendment, are hereby incorporated by reference and made a part hereof, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

TRONC, INC.

By:	/s/ Justin Dearborn
Name:	Justin Dearborn
Title:	Chief Executive Officer

MERRICK MEDIA, LLC

By:	Merrick Venture Management, LLC,
its sole manager

By:	/s/ Michael W. Ferro, Jr.
Name:	Michael W. Ferro, Jr.
Title:	Manager

/s/ Michael W. Ferro, Jr.
Michael W. Ferro, Jr.

[Signature Page to Amendment No. 1]